Exhibit 4.2

E*TRADE Financial Corporation

and

The Bank of New York Mellon Trust Company, N.A.

6% Senior Notes due 2017

6.375% Senior Notes due 2019

First Supplemental Indenture

Dated as of November 14, 2012

to

Senior Indenture dated as of November 14, 2012

TABLE OF CONTENTS

ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions	1
Section 1.02. Conflicts with Base Indenture	3

ARTICLE 2 FORM OF NOTES

Section 2.01. Form of Notes	3

ARTICLE 3 THE NOTES

Section 3.01. Amount; Series; Terms	4
Section 3.02. Denominations	5

ARTICLE 4 REDEMPTION OF SECURITIES

Section 4.01. Redemption	5
Section 4.02. Optional Redemption of New 2017 Notes	5
Section 4.03. Optional Redemption of New 2019 Notes	6
Section 4.04. Method and Effect of Redemption	7

ARTICLE 5 COVENANTS

Section 5.01. Limitation on Indebtedness and Issuances Of Preferred Stock	8

ARTICLE 6 SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures	9

ARTICLE 7 MISCELLANEOUS

Section 7.01. Sinking Funds	9
Section 7.02. No Guarantees	9
Section 7.03. Confirmation of Indenture	9
Section 7.04. Counterparts	9
Section 7.05. Governing Law	9

i

Section 7.06. Waiver of Jury Trial	9
Section 7.07. Trustee Disclaimer	9

Exhibit A-1 Form of New 2017 Note	A-1
Exhibit A-2 Form of New 2019 Note	A-2

ii

FIRST SUPPLEMENTAL INDENTURE, dated as of November 14, 2012 (“Supplemental Indenture”), to the Indenture dated as of November 14, 2012 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and between E*TRADE Financial Corporation (the “Company”), and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Notes (as defined herein):

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture to provide for the issuance from time to time of senior debt securities to be issued in one or more series as provided in the Base Indenture;

WHEREAS, the Company has duly authorized the execution and delivery, and desires and has requested the Trustee to join it in the execution and delivery, of this Supplemental Indenture in order to establish and provide for the issuance by the Company of a series of Notes designated as its 6% Senior Notes due 2017 (the “New 2017 Notes”) and a separate series of Notes designated as its 6.375% Senior Notes due 2019 (the “New 2019 Notes” and, together with the New 2017 Notes, the “Notes”), on the terms set forth herein;

WHEREAS, Article IX of the Base Indenture provides that a supplemental indenture may be entered into by the parties for such purpose provided certain conditions are met;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid agreement of the parties, in accordance with its terms, and a valid amendment of, and supplement to, the Base Indenture with respect to the Notes have been done;

NOW, THEREFORE:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01. Definitions. Capitalized terms used herein and not otherwise defined herein have the meanings assigned to them in the Base Indenture. The words “herein”, “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

As used herein, the following terms have the specified meanings:

“2017 Applicable Premium” means, with respect to any New 2017 Note to be redeemed pursuant to Section 4.02(a), on the applicable Redemption Date, the greater of:

(1) 1.0% of the principal amount of such 2017 Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the 2017 Base Redemption Price of such New 2017 Note, plus (ii) all required interest payments due on such New 2017 Note through November 15, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the 2017 Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such New 2017 Note.

“2017 Base Redemption Price” means $1,030 per $1,000 principal amount of a New 2017 Note to be redeemed pursuant to Section 4.02(a).

“2017 Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 15, 2014; provided, however, that if the period from such Redemption Date to November 15, 2014 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2014 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“2019 Applicable Premium” means, with respect to any New 2019 Note to be redeemed pursuant to Section 4.03(a), on the applicable Redemption Date, the greater of:

(1) 1.0% of the principal amount of such 2019 Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the 2019 Base Redemption Price of such New 2019 Note, plus (ii) all required interest payments due on such New 2019 Note through November 15, 2015 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the 2019 Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such 2019 Note.

“2019 Base Redemption Price” means $1,047.81 per $1,000 principal amount of a New 2019 Note to be redeemed pursuant to Section 4.03(a).

“2019 Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days (but not more than five Business Days) prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to November 15, 2015; provided, however, that if the period from such Redemption Date to November 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the Redemption Date to November 15, 2015 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Base Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Company” has the meaning specified in the recitals of this Supplemental Indenture and the Base Indenture.

“Original 2017 Notes” has the meaning set forth in Section 3.01(b).

“Original 2019 Notes” has the meaning set forth in Section 3.01(b).

“Original Notes” has the meaning set forth in Section 3.01(b).

“Interest Payment Date” has the meaning set forth in Section 3.01(d).

“Issue Date” means, for all purposes under the Indenture, the date of this Supplemental Indenture.

“New 2017 Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“New 2019 Notes” has the meaning specified in the recitals of this Supplemental Indenture.

“Notes” has, for all purposes under the Indenture, including, without limitation, the covenants set forth in the Base Indenture, the meaning set forth in the recitals of this Supplemental Indenture.

“Prospectus” means the prospectus dated May 14, 2012, as supplemented by the prospectus supplement dated November 6, 2012, prepared by the Company in connection with the offering of the Notes.

“Redemption Date,” when used with respect to any Note, means the date specified for redemption by the Company.

“Redemption Price” means, when used with respect to any Note to be redeemed, the applicable price at which it is to be redeemed pursuant to this Supplemental Indenture.

“Regular Record Date” has the meaning set forth in Section 3.01(d).

“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

Section 1.02. Conflicts with Base Indenture. In the event that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture shall control.

ARTICLE 2

FORM OF NOTES

Section 2.01. Form of Notes. The Notes shall be substantially in the forms of Exhibit A-1 and Exhibit A-2 hereto which are hereby incorporated in and expressly made a part of this Indenture.

ARTICLE 3

THE NOTES

Section 3.01. Amount; Series; Terms. (a) There is hereby created and designated two series of Notes under the Base Indenture: the title of the New 2017 Notes shall be “6% Senior Notes Due 2017” and the title of the New 2019 Notes shall be “6.375% Senior Notes Due 2019.” The New 2017 Notes and the New 2019 Notes shall be treated as separate series for all purposes under the Indenture. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and govern the terms of, the Notes and shall not apply to any other series of Notes that may be issued under the Base Indenture unless a supplemental indenture with respect to such other series of Notes specifically incorporates such changes, modifications and supplements.

(b) The aggregate principal amount of New 2017 Notes that initially may be authenticated and delivered under this Supplemental Indenture as Original Notes within the meaning of the Base Indenture (the “Original 2017 Notes”) shall be limited to $505,000,000, and the aggregate principal amount of New 2019 Notes that initially may be authenticated and delivered under this Supplemental Indenture as Original Notes within the meaning of the Base Indenture (the “Original 2019 Notes” and together with the Original 2017 Notes, the “Original Notes”) shall be limited to $800,000,000 subject, in each case, to increase as set forth in Section 2.12 of the Base Indenture.

(c) The Stated Maturity of the New 2017 Notes shall be November 15, 2017, and the Stated Maturity of the New 2019 Notes shall be November 15, 2019. The Notes shall be payable and may be presented for payment, purchase, redemption, registration of transfer and exchange, without service charge, at the office of the Company maintained for such purpose in the Borough of Manhattan, The City of New York, which shall initially be the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

(d) The New 2017 Notes shall bear interest at the rate of 6% per annum, and the New 2019 Notes shall bear interest at the rate of 6.375% per annum, in each case from November 14, 2012 or from the most recent date to which interest has been paid or duly provided for, as further provided in the forms of Note annexed hereto as Exhibit A-1 and Exhibit A-2, respectively. Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months. The dates on which such interest shall be payable (each, an “Interest Payment Date”) shall be May 15 and November 15 of each year, beginning on May 15, 2013, and the “Regular Record Date” for any interest payable on each such Interest Payment Date shall be the immediately preceding May 1 and November 1, respectively.

(e) The Notes of each series will be issued in the form of one or more Global Notes, deposited with the Trustee as custodian for the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee as provided in Section 2.03 of the Base Indenture.

Section 3.02. Denominations. The Notes of each series shall be issuable only in registered form without coupons and only in denominations of $2,000 and any multiple of $1,000 in excess thereof.

ARTICLE 4

REDEMPTION OF SECURITIES

Section 4.01. Redemption. (a) Pursuant to Sections 2.02 and 3.01 of the Base Indenture, the following redemption provisions in this Article 4 shall apply to the Notes.

Section 4.02. Optional Redemption of New 2017 Notes.

(a) At any time prior to November 15, 2014, the Company may redeem all or a part of the New 2017 Notes, at a Redemption Price equal to 100% of the principal amount of such New 2017 Notes to be redeemed plus the 2017 Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the Redemption Date, subject to the rights of Holders of record of such Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 4.04(d).

(b) Prior to November 15, 2014, the Company may, at a Redemption Price equal to 106.000% of the aggregate principal amount of the New 2017 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of Holders of record of such Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 4.04(d), redeem up to 35% of the principal amount of the New 2017 Notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that at least 65% of the Original 2017 Notes remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

(c) On and after November 15, 2014, the Company may redeem the New 2017 Notes, in whole or in part at the prices (expressed as percentages of principal amount of such Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of Holders of record of such Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 4.04(d), if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2014	103.000%
2015	101.500%
2016 and thereafter	100.000%

Section 4.03. Optional Redemption of New 2019 Notes.

(a) At any time prior to November 15, 2015, the Company may redeem all or a part of the New 2019 Notes, at a Redemption Price equal to 100% of the principal amount of such New 2019 Notes to be redeemed plus the 2019 Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding the Redemption Date, subject to the rights of Holders of record of such Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 4.04(d).

(b) Prior to November 15, 2015, the Company may, at a Redemption Price equal to 106.375% of the aggregate principal amount of the New 2017 Notes to be redeemed, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of Holders of record of such Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 4.04(d), redeem up to 35% of the principal amount of the New 2019 Notes with the Net Cash Proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that at least 65% of the Original 2019 Notes remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

(c) On and after November 15, 2015, the Company may redeem the New 2019 Notes, in whole or in part at the prices (expressed as percentages of principal amount of such Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon, if any, to, but excluding the Redemption Date, subject to the right of Holders of record of such Notes on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date pursuant to Section 4.04(d), if redeemed during the twelve-month period beginning on November 15 of each of the years indicated below:

Year	Percentage
2015	104.781%
2016	103.188%
2017	101.594%
2018 and thereafter	100.000%

Section 4.04. Method and Effect of Redemption.

(a) If the Company elects to redeem New 2017 Notes or New 2019 Notes, it must notify the Trustee of the Redemption Date and the principal amount of such Notes to be redeemed by delivering an Officers’ Certificate not less than 15 days nor more than 90 days before the Redemption Date. If fewer than all of the New 2017 Notes or New 2019 Notes, as applicable, are being redeemed, the Officers’ Certificate must also specify a record date not less than 15 days after the date of the notice of redemption is given to the Trustee, and the Notes of the applicable series shall be selected for redemption (1) in compliance with the requirements of the principal national securities exchange, if any, on which such Notes are listed, or, (2) if such Notes are not listed on a national securities exchange, by lot or otherwise in accordance with the applicable procedures of the Depositary, in each case in denominations of $1,000 principal amount; provided that no Note in a principal amount of $2,000 shall be redeemed in part and no new Notes in a principal amount of $2,000 or less shall be issued in connection with any redemption in part. The Trustee will notify the Company promptly of the Notes or portions of Notes to be called for redemption. Notice of redemption must be sent by the Company or at the Company’s request, by the Trustee in the name and at the expense of the Company, to Holders whose Notes are to be redeemed at least 10 days but not more than 90 days before the applicable Redemption Date, except where DTC requires a longer period.

(b) The notice of redemption will identify the Notes of the applicable series (including the CUSIP numbers) to be redeemed and will include or state the following:

(i) the Redemption Date;

(ii) the Redemption Price, including the portion thereof representing any accrued interest;

(iii) the place or places where such Notes are to be surrendered for redemption;

(iv) Notes called for redemption must be so surrendered in order to collect the Redemption Price;

(v) on the Redemption Date, the Redemption Price will become due and payable on any Notes called for redemption, and interest on such Notes called for redemption will cease to accrue on and after the Redemption Date;

(vi) if any Note is redeemed in part, on and after the Redemption Date, upon surrender of such Note, new New 2017 Notes or New 2019 Notes, as applicable, equal in principal amount to the unredeemed portion will be issued; and

(vii) if any Note contains a CUSIP or CINS number, no representation is being made as to the correctness of the CUSIP or CINS number either as printed on such Notes or as contained in the notice of redemption and that the Holder should rely only on the other identification numbers printed on such Notes.

(c) Once notice of redemption is sent to the Holders of New 2017 Notes or New 2019 Notes, as applicable, such Notes called for redemption become due and payable at the applicable Redemption Price on the relevant Redemption Date, and upon surrender of Notes called for redemption, the Company shall redeem such Notes at such Redemption Price. Commencing on the relevant Redemption Date, Notes redeemed will cease to accrue interest. Upon surrender of any Note redeemed in part, the Holder will receive new New 2017 Notes or New 2019 Notes, as applicable, equal in principal amount to the unredeemed portion of the surrendered Note.

(d) If any Redemption Date for the New 2017 Notes or the New 2019 Notes is after a Regular Record Date and on or prior to the next succeeding Interest Payment Date for such series of Notes, the holders of record of the applicable series of Notes shall receive such interest, and no such interest will be payable as part of the applicable Redemption Price.

(e) In connection with any redemption hereunder pursuant to Section 4.02(a) or Section 4.03(a), as applicable, the Company shall obtain the 2017 Treasury Rate or the 2019 Treasury Rate, calculate the 2017 Applicable Premium or 2019 Applicable Premium, as applicable, and calculate the applicable Redemption Price.

ARTICLE 5

COVENANTS

Section 5.01. Limitation on Indebtedness and Issuances Of Preferred Stock. Section 4.03(a)(5) of the Base Indenture is amended and restated in its entirety as follows:

“(5) (x) Indebtedness under the 2015 Notes and the 2017 Notes, so long as the Indebtedness referred to in this clause (5)(x) is repaid as set forth in “Use of Proceeds” in the Prospectus, (y) Indebtedness existing on the Issue Date (other than, subject to clause (x) above, the 2015 Notes and the 2017 Notes, but including the Notes (but not, for the avoidance of doubt, any Additional Notes)) and (z) Guarantees of Indebtedness of the Company or of any Restricted Subsidiary by any Restricted Subsidiary (provided the Guarantee of such Indebtedness is permitted by and made in accordance with Section 4.07);”

ARTICLE 6

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures. The terms of this Supplemental Indenture may be modified as set forth in Article IX of the Base Indenture with respect to each series of Notes separately as provided in such Article IX.

ARTICLE 7

MISCELLANEOUS

Section 7.01. Sinking Funds. The Notes shall not have the benefit of a sinking fund.

Section 7.02. No Guarantees. As of the Issue Date, neither the New 2017 Notes nor the New 2019 Notes will be guaranteed by any Subsidiary of the Company or entitled to any Notes Guarantee pursuant to Section 4.07 or Article X of the Base Indenture.

Section 7.03. Confirmation of Indenture. The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 7.04. Counterparts. The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement.

Section 7.05. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 7.06. Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 7.07. Trustee Disclaimer. The Trustee shall have no responsibility for the validity or sufficiency of this Supplemental Indenture.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

E*TRADE FINANCIAL CORPORATION, as Issuer

By:	/s/ Matthew J. Audette
Name: Matthew J. Audette
Title: Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ Julie Hoffman-Ramos
Name: Julie Hoffman-Ramos
Title: Vice President

EXHIBIT A-1

FORM OF NEW 2017 NOTE

[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

E*TRADE FINANCIAL CORPORATION

6% Senior Note Due 2017

No.	CUSIP No. 269246BJ2
$

E*TRADE Financial Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of                                                   DOLLARS ($                        ) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on November 15, 2017.

Interest Rate: 6% per annum.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2013.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: November 14, 2012	E*TRADE FINANCIAL CORPORATION

By:
Name: Matthew J. Audette
Title: Chief Financial Officer

(Form of Trustee’s Certificate of Authentication)

This is one of the 6% Senior Notes Due 2017 described in the Indenture referred to in this Note.

Date: November 14, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

E*TRADE FINANCIAL CORPORATION

6% Senior Note Due 2017

1. Principal and Interest.

The Company promises to pay the principal of this Note on November 15, 2017.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2013.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the interest rate borne by the Notes. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures.

This is one of the Notes issued under an Indenture dated as of November 14, 2012 (as supplemented by the first supplemental indenture thereto dated November 14, 2012 and as further amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any change that in the good faith opinion of the Board of Directors does not materially and adversely affect the rights of any Holder.

7. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

$                    .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee

EXHIBIT A-2

FORM OF NEW 2019 NOTE

[FACE OF NOTE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

E*TRADE FINANCIAL CORPORATION

6.375% Senior Note Due 2019

No.	CUSIP No. 269246BK9
$

E*TRADE Financial Corporation, a Delaware corporation (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to CEDE & Co., or its registered assigns, the principal sum of                                         DOLLARS ($                        ) or such other amount as indicated on the Schedule of Exchange of Notes attached hereto on November 15, 2019.

Interest Rate: 6.375% per annum.

Interest Payment Dates: May 15 and November 15, commencing May 15, 2013.

Regular Record Dates: May 1 and November 1.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

Date: November 14, 2012	E *TRADE FINANCIAL CORPORATION

By:
Name: Matthew J. Audette
Title: Chief Financial Officer

(Form of Trustee’s Certificate of Authentication)

This is one of the 6.375% Senior Notes Due 2019 described in the Indenture referred to in this Note.

Date: November 14, 2012

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF NOTE]

E*TRADE FINANCIAL CORPORATION

6.375% Senior Note Due 2019

1. Principal and Interest.

The Company promises to pay the principal of this Note on November 15, 2019.

The Company promises to pay interest on the principal amount of this Note on each interest payment date, as set forth on the face of this Note, at the rate of 6.375% per annum (subject to adjustment as provided below).

Interest will be payable semiannually (to the holders of record of the Notes at the close of business on May 1 or November 1 immediately preceding the interest payment date) on each interest payment date, commencing May 15, 2013.

Interest on this Note will accrue from the most recent date to which interest has been paid on this Note or the Note surrendered in exchange for this Note (or, if there is no existing default in the payment of interest and if this Note is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from the Issue Date. Interest will be computed in the basis of a 360-day year of twelve 30-day months.

The Company will pay interest on overdue principal, premium, if any, and, to the extent lawful, interest at the interest rate borne by the Notes. Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date, which will be the 15th day preceding the date fixed by the Company for the payment of such interest, whether or not such day is a Business Day. At least 15 days before a special record date, the Company will send to each Holder and to the Trustee a notice that sets forth the special record date, the payment date and the amount of interest to be paid.

2. Indentures.

This is one of the Notes issued under an Indenture dated as of November 14, 2012 (as supplemented by the first supplemental indenture thereto dated November 14, 2012 and as further amended from time to time, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Notes are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture will control.

The Notes are general unsecured obligations of the Company.

3. Redemption and Repurchase; Discharge Prior to Redemption or Maturity.

This Note is subject to optional redemption, and may be the subject of an Offer to Purchase, as further described in the Indenture. There is no sinking fund or mandatory redemption applicable to this Note.

If the Company deposits with the Trustee money or U.S. Government Obligations sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Notes to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Notes or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Registered Form; Denominations; Transfer; Exchange.

The Notes are in registered form without coupons in denominations of $2,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Notes in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Note or certain portions of a Note.

5. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes may declare all the Notes to be due and payable. If a bankruptcy or insolvency default with respect to the Company occurs and is continuing, the Notes automatically become due and payable. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the Notes then outstanding may direct the Trustee in its exercise of remedies.

6. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Notes may be amended, or default may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency or make any change that in the good faith opinion of the Board of Directors does not materially and adversely affect the rights of any Holder.

7. Authentication.

This Note is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Note.

8. Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York.

9. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, check the box: ☐

If you wish to have a portion of this Note purchased by the Company pursuant to Section 4.10 or Section 4.11 of the Indenture, state the amount (in original principal amount) below:

$                    .

Date:

Your Signature:
(Sign exactly as your name appears on the other side of this Note)

Signature Guarantee:

SCHEDULE OF EXCHANGES OF NOTES

The following exchanges of a part of this Global Note for Physical Notes or a part of another Global Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Note	Amount of increase in principal amount of this Global Note	Principal amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee